AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1997
                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           CIRCUIT CITY STORES, INC.

             (Exact name of registrant as specified in its charter)

             VIRGINIA                              54-0493875
   (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)              Identification No.)

                               9950 MAYLAND DRIVE
                            RICHMOND, VIRGINIA 23233
                                 (804) 527-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                          RICHARD L. SHARP, PRESIDENT,
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                           CIRCUIT CITY STORES, INC.
                               9950 MAYLAND DRIVE
                            RICHMOND, VIRGINIA 23233
                                 (804) 527-4000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

               ROBERT L. BURRUS, JR., ESQ.                                        RAYMOND W. WAGNER, ESQ.
         MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.                                 SIMPSON THACHER & BARTLETT
                     ONE JAMES CENTER                                               425 LEXINGTON AVENUE
                 RICHMOND, VIRGINIA 23219                                         NEW YORK, NEW YORK 10017
                      (804) 775-1000                                                   (212) 455-2000

                            ------------------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-15995
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                       CALCULATION OF REGISTRATION FEE

[CAPTION]

                                                                          MAXIMUM                MAXIMUM
           TITLE OF SECURITIES                  AMOUNT TO BE          OFFERING PRICE            AGGREGATE
             TO BE REGISTERED                  REGISTERED (1)          PER SHARE (2)       OFFERING PRICE (2)
Circuit City Stores, Inc. --
  CarMax Group Common Stock, par value
  $.50 per share........................        3,450,000                   $20               $69,000,000
Rights to Purchase Preferred Stock,
  Series F, par value $20.00 per share
  (3)...................................             N/A                    N/A                    N/A
Circuit City Stores, Inc. --
  Circuit City Group Common Stock, par
  value $.50 per share(4)(5)............             N/A                    N/A                    N/A
Rights to Purchase Preferred Stock,
  Series E, par value $20.00 per share
  (3)...................................             N/A                    N/A                    N/A

           TITLE OF SECURITIES                    AMOUNT OF
             TO BE REGISTERED                 REGISTRATION FEE
Circuit City Stores, Inc. --
  CarMax Group Common Stock, par value
  $.50 per share........................           20,910
Rights to Purchase Preferred Stock,
  Series F, par value $20.00 per share
  (3)...................................             N/A
Circuit City Stores, Inc. --
  Circuit City Group Common Stock, par
  value $.50 per share(4)(5)............             N/A
Rights to Purchase Preferred Stock,
  Series E, par value $20.00 per share
  (3)...................................             N/A

(1) Includes 3,450,000 shares of CarMax Group Common Stock that may be sold pursuant to the U.S. Underwriters' over-allotment option.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(3) Prior to the occurrence of certain events, the Rights will not be evidenced or traded separately from the related Group Common Stock. Value, if any, of the Rights is reflected in the market price of the Group Common Stock to which they relate. Accordingly, no separate fee is paid.
(4) Registered solely because the shares of CarMax Group Common Stock registered under this Registration Statement may be converted, at the option of the Registrant, into shares of Circuit City Group Common Stock in accordance with the terms of the CarMax Group Common Stock.
(5) No additional consideration would be paid by the holders of CarMax Group Common Stock upon a conversion of the CarMax Group Common Stock into Circuit City Group Common Stock. Accordingly, no separate fee is paid.
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
This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"), and includes the registration statement facing page, this page, the signature page, an exhibit index, legal opinion and related consent and an accountant's consent. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-15995) of Circuit City Stores, Inc., including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on February 4, 1997.

                                         CIRCUIT CITY STORES, INC.

                                         By: /s/   MICHAEL T. CHALIFOUX
                                           --------------------------------
                                                   MICHAEL T. CHALIFOUX
                                                 SENIOR VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the respective capacities and on the dates indicated opposite their names.

                      SIGNATURE                                            TITLE                               DATE
------------------------------------------------------  -------------------------------------------   ----------------------

          /s/              RICHARD L. SHARP*            President, Chief Executive Officer and          February 4, 1997
------------------------------------------------------    Chairman of the Board (Principal
                   RICHARD L. SHARP                       Executive Officer)

          /s/              ALAN L. WURTZEL*             Vice Chairman of the Board and Director         February 4, 1997
------------------------------------------------------
                   ALAN L. WURTZEL

         /s/            MICHAEL T. CHALIFOUX            Senior Vice President, Chief Financial          February 4, 1997
------------------------------------------------------    Officer, Secretary and Director
                 MICHAEL T. CHALIFOUX                     (Principal Financial Officer)

          /s/             RICHARD N. COOPER*            Director                                        February 4, 1997
------------------------------------------------------
                  RICHARD N. COOPER

         /s/              BARBARA S. FEIGIN*            Director                                        February 4, 1997
------------------------------------------------------
                  BARBARA S. FEIGIN

         /s/          THEODORE D. NIERENBERG*           Director                                        February 4, 1997
------------------------------------------------------
                THEODORE D. NIERENBERG

          /s/             HUGH G. ROBINSON*             Director                                        February 4, 1997
------------------------------------------------------
                   HUGH G. ROBINSON

          /s/             WALTER J. SALMON*             Director                                        February 4, 1997
------------------------------------------------------
                   WALTER J. SALMON

          /s/             MIKAEL SALOVAARA*             Director                                        February 4, 1997
------------------------------------------------------
                   MIKAEL SALOVAARA

           /s/                JOHN W. SNOW*             Director                                        February 4, 1997
------------------------------------------------------
                     JOHN W. SNOW

                      SIGNATURE                                            TITLE                               DATE
------------------------------------------------------  -------------------------------------------   ----------------------

          /s/            EDWARD VILLANUEVA*             Director                                        February 4, 1997
------------------------------------------------------
                  EDWARD VILLANUEVA

          /s/                PHILIP J. DUNN*            Principal Accounting Officer                    February 4, 1997
------------------------------------------------------
                    PHILIP J. DUNN

*By: /s/ MICHAEL T. CHALIFOUX
----------------------------------
     MICHAEL T. CHALIFOUX
     ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

EXHIBITS
--------
   5.1     Opinion of McGuire, Woods, Battle & Boothe, L.L.P., counsel to the Company, regarding the legality of the securities being registered.
  23.1     Consent of McGuire, Woods, Battle & Boothe, L.L.P. (incorporated in Exhibit 5.1).
  23.2     Consent of KPMG, Peat Marwick LLP.
  24       Powers of Attorney (Filed as Exhibit 24 to the Registration Statement on Form S-3 of the Company (File No.
           333-15995) and incorporated herein by reference).